UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2019 Performance Bonus Plan

On January 10, 2018, the Compensation Committee approved our 2019 performance bonus program for our named executive officers. The 2019 annual performance bonuses for each named executive officer (as set forth in our proxy statement for our Annual Meeting of Stockholders held on May 31, 2018), other than Dr. Susan Molineaux, will be based upon the achievement of corporate performance goals (80%) and individual performance goals (20%). Dr. Susan Molineaux’s annual performance bonus will be based solely upon the achievement of corporate performance goals. The corporate performance goals relate to the advancement of our clinical trials, business and corporate development objectives, collaboration objectives and financial management objectives. The individual performance goals will consist of a subjective assessment of each named executive officer’s individual contributions to Calithera. The following table sets forth the base salary and target bonuses for 2019:

Name	2019 Base Salary	Total 2019 Target Performance Bonus as a Percentage of Base Salary	Total 2019 Target Performance Bonus Amount
Susan Molineaux, Ph.D. President and Chief Executive Officer	$550,000	60%	$330,000
Keith Orford, M.D., Ph.D. Sr. Vice President and Chief Medical Officer	$440,000	40%	$176,000
Sumita Ray
Sr. Vice President, General Counsel and Chief Compliance Officer	$362,500	40%	$145,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: January 14, 2019	By:	/s/ Susan M. Molineaux, Ph.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer